Exhibit 10.5

2017 EQUITY INCENTIVE PLAN

OF

ONE STOP SYSTEMS, INC.

i

ONE STOP SYSTEMS, INC.

2017 EQUITY INCENTIVE PLAN

TERMINATION DATE: OCTOBER 9, 2027

1.	GENERAL.

(a) Purposes. The purposes of the Plan are as follows:

(i) To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company; and

(ii) To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-term success of the Company by offering such persons an opportunity to own capital stock of the Company.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards under the Plan are the Employees, Directors and Consultants of the Company and its Affiliates.

(c) Available Stock Awards. The following Stock Awards are available under the Plan: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock awards, (iv) Restricted Stock Units; (v) Stock Bonus awards; and (vi) Performance-Based Awards.

2.	DEFINITIONS.

(a) “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Board unless the Board has delegated administration to a Committee as provided in Article 3.

(b) “Affiliate” means:

(i) with respect to Incentive Stock Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(ii) with respect to Stock Awards other than Incentive Stock Options, any entity described in paragraph (a) of this Section 2(b), plus any other corporation, limited liability company, partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of a limited liability company, partnership or joint venture.

(c) “Award Shares” means the shares of Common Stock of the Company issued or issuable pursuant to a Stock Award, including Option Shares issued or issuable pursuant to an Option.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” shall mean:

(i) The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(ii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(iv) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(v) Any time individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee appointed by the Board in accordance with Section 3(c).

(h) “Common Stock” means the shares of common stock of the Company.

(i) “Company” means One Stop Systems, Inc., a Delaware corporation.

(j) “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Affiliate;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(i) The consultant or adviser is a natural person who has contracted directly with the Company or any Affiliate to render such services.

(k) “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code and as interpreted by the Administrator in each case.

(n) “Effective Date” shall have the meaning given in Section 18 herein.

(o) “Employee” means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(q) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported;

(ii) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation; or

(iii) If neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Officer” means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Administrator and incorporated therein.

(x) “Optionee” means the Participant to whom an Option is granted or, if applicable, such other person who holds an outstanding Option.

(y) “Option Shares” means the shares of Common Stock of the Company issued or issuable pursuant to the exercise of an Option.

(z) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa) “Participant” means an Optionee or any other person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(bb) “Performance-Based Award” means a Stock Award granted to selected Covered Employees pursuant to Article 7, but which is subject to the terms and conditions set forth in Article 8.

(cc) “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on sales, gross or net profit margin, working capital, earnings per share and price per share of Common Stock, the achievement of certain milestones, customer retention rates, licensing, partnership or other strategic transactions, obtaining a specified level of financing for the Company, as determined by the Administrator, including the issuance of securities, or the achievement of one or more corporate, divisional or individual scientific or inventive measures. Any of the criteria identified above may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(dd) “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(ee) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(ff) “Plan” means this 2017 Equity Incentive Plan.

(gg) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code

(hh) “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 7(b) that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

(ii) “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of a Restricted Stock award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Administrator and incorporated therein.

(jj) “Restricted Stock Unit” means a right to receive a share of Common Stock during specified time periods granted pursuant to Section 7(c).

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Stock Award” means any right granted under the Plan, including an Option, a right to acquire Restricted Stock, a Restricted Stock Unit, a Stock Bonus or a Performance-Based Award.

(mm) “Stock Award Agreement” means any written or electronic agreement, including an Option Agreement, Stock Bonus Agreement, or Restricted Stock Award Agreement, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and any additional rules and regulations adopted by the Administrator and incorporated therein.

(nn) “Stock Bonus” means a payment in the form of shares of Common Stock, or as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 7(a).

(oo) “Stock Bonus Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of a Stock Bonus. Each Stock Bonus Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Administrator and incorporated therein.

(pp) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(qq) “Termination of Service” means:

(i) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, the time when the employer-employee relationship between the

Participant and the Company (or an Affiliate) is terminated for any reason, including, without limitation a termination by resignation, discharge, death or retirement;

(ii) With respect to Stock Awards granted to a Participant in his or her capacity as a Director, the time when the Participant ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate) and the Administrator expressly deems such cessation not to be a Termination of Service;

(iii) With respect to Stock Awards granted to a Participant in his or her capacity as a Consultant, the time when the contractual relationship between the Participant and the Company (or an Affiliate) is terminated for any reason; and

(iv) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, Director or Consultant of an Affiliate, when such entity ceases to qualify as an Affiliate under this Plan, unless earlier terminated as set forth above.

Notwithstanding anything to the contrary herein set forth, a change in status from an Employee to a Consultant or from a Consultant to an Employee shall not constitute a Termination of Service for the purposes hereof, if and to the extent so determined by the Administrator. The Administrator, in its sole and absolute discretion, shall determine the effect of all other matters and issues relating to a Termination of Service.

3.	ADMINISTRATION.

(a) Administration by Board. The Plan shall be administered by the Administrator unless and until the Board delegates administration to a Committee or an Officer, as provided in Section 3(c) below.

(b) Powers of the Administrator. The Administrator shall have the power, except as otherwise provided herein:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how the Stock Awards shall be granted; (C) what type or combination of types of Stock Awards will be granted; (D) the terms and conditions of each Stock Award granted (which need not be identical), including, without limitation, the transferability or repurchase of such Stock Awards or Award Shares issuable thereunder, as applicable, and the circumstances under which Stock Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; and (E) the number of Award Shares subject to a Stock Award that shall be granted to a Participant.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to make exceptions to any such provisions in good faith and for the benefit of the Company, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Administrator, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To submit any amendment to the Plan for stockholder approval.

(vii) To amend the Plan in any respect the Administrator deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(viii) To amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Administrator discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (a) the Company requests the consent of the affected Participant, and (b) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Administrator may amend the terms of any one or more Stock Awards if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(ix) To amend the Plan as provided in Section 16.

(x) To prescribe and amend the terms of the agreements or other documents evidencing Stock Awards made under this Plan (which need not be identical).

(xi) To place such restrictions on the sale or other disposition of Award Shares as may be deemed appropriate by the Administrator.

(xii) To determine whether, and the extent to which, adjustments are required pursuant to Section 11.

(xiii) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company.

(c) Delegation to a Committee.

(i) General. The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Administrator shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act. In addition, the Board or the Committee, in its discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Affiliates to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock.

(e) Effect of Change in Status. The Administrator shall have the absolute discretion to determine the effect upon a Stock Award, and upon an individual’s status as an Employee, Consultant or Director under the Plan, including whether a Participant shall be deemed to have experienced a Termination of Service or other change in status, and upon the vesting, expiration or forfeiture of a Stock Award or Award Shares issuable in respect thereof, in the case of (i) a Termination of Service for cause, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between the Company and any Affiliate or between any Affiliates, (iii)

any change in the Participant’s status from an Employee to a Consultant or member of the Administrator of Directors, or vice versa, and (v) any Employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate.

(f) Determinations of the Administrator. All decisions, determinations and interpretations by the Administrator regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Stock Award. The Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, Officer or Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of a Stock Award may contest a decision or action by the Administrator with respect to such person or Stock Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary or capricious or was unlawful.

(g) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the County of San Diego, California. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	SHARES SUBJECT TO THE PLAN; OVERALL LIMITATION.

(a) Shares Subject to the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate One Million Five Hundred Thousand (1,500,000) shares of the Company’s Common Stock. Of such amount, One Million Five Hundred Thousand (1,500,000) Award Shares may be issued pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares are reacquired by the Company which were initially the subject of a Stock Award Agreement, the Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the Award Shares so reacquired, shall again be available for grant or issuance under the Plan.

(b) Individual Participant Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 below, the maximum number of shares of Common Stock with respect to one or more Stock Awards that may be granted to any one Participant during any calendar year shall be Five Hundred Thousand (500,000).

5.	ELIGIBILITY.

(a) General. Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6.	OPTION AGREEMENT PROVISIONS.

Each Option shall be granted pursuant to a written Option Agreement, signed by an Officer of the Company and by the Optionee, which shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(a) Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

(b) Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The Administrator shall determine the exercise price of each Nonstatutory Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Incentive Stock Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Administrator shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Administrator that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Administrator.

(d) Transferability. The following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, however, that the Administrator may, in its sole discretion, permit transfer of the Option to a revocable trust. Notwithstanding the foregoing, however, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the Optionee during the Optionee’s lifetime, except as otherwise permitted by the Administrator and by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise. In the absence of such a designation, the executor or administrator of the Optionee’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more performance criteria, as shall be determined by the Administrator.

(f) Termination of Service. In the event of the Termination of Service of an Optionee for any reason (other than for “Cause,” as defined in an Option Agreement, or upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is set forth in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, such exercise period provided in the Option Agreement shall not exceed three (3) months from the date of termination.

(g) Disability of Optionee. In the event of a Termination of Service of an Optionee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within the period specified in the Option Agreement (in no event to exceed twelve (12) months from the date of such termination in the case of an Incentive Stock Option), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(h) Death of Optionee. In the event that (i) an Optionee’s Termination of Service occurs as a result of the Optionee’s death, or (ii) an Optionee dies within the period (if any) specified in the Option Agreement after the Optionee’s Termination of Service for a reason other than death, then, notwithstanding Section 6(f) above, the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death, but only within the period ending on the earlier of (i) the date that is twelve (12) months after the date of Termination of Service, or (ii) the expiration of the term of such Option as set forth in the Option Agreement.

(i) Termination for Cause. In the event of the Termination of Service of an Optionee for Cause, except as otherwise determined by the Administrator in the specific situation, all Options granted to such Optionee shall expire as set forth in the Option Agreement.

(j) Extension of Termination Date. An Optionee’s Option Agreement may provide that if the exercise of the Option following an Optionee’s Termination of Service (other than for Cause or upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(k) Non-Exempt Employees. Unless otherwise determined by the Administrator of Directors, no Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time prior to a Termination of Service to exercise the Option as to any part or all of the Option Shares prior to the full vesting of the Option. Any unvested Option Shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Stock Bonus awards shall be made pursuant to Stock Bonus Agreements in such form and containing such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Stock Bonus Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Agreements need not be identical, but each Stock Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(i) Consideration. A Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit, provided that the Participant remains eligible to receive Stock Awards hereunder at the time of the award.

(ii) Vesting. Award Shares issued pursuant to a Stock Bonus Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Service. In the event of a Termination of Service, the Company may reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the Stock Bonus Agreement.

(iv) Transferability. Unless otherwise determined by the Administrator, rights to acquire Award Shares under the Stock Bonus Agreement shall not be transferable except by will or by the laws of descent and distribution, or, to the extent permitted by the Administrator, to a revocable trust.

(b) Restricted Stock Awards. Each Restricted Stock award shall be made pursuant to a Restricted Stock Award Agreement in such form and containing such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(i) Purchase Price. The purchase price under each Restricted Stock Award Agreement shall be such amount as the Administrator shall determine and designate in such Restricted Stock Award Agreement, including no consideration or such minimum consideration as may be required by applicable law.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award Agreement, if any, shall be paid either: (a) in cash at the time of purchase; (b) at the discretion of the Administrator, according to a deferred payment or other similar arrangement with the Participant; or (c) in any other form of legal consideration that may be acceptable to the Administrator in its discretion.

(iii) Vesting. Award Shares acquired under the Restricted Stock Award Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iv) Termination of Service. In the event of a Participant’s Termination of Service, the Company may repurchase or otherwise reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement.

(v) Transferability. Unless otherwise determined by the Administrator, rights to acquire Award Shares under the Restricted Stock Award Agreement shall not be transferable except by will, by the laws of descent and distribution, or, to the extent permitted by the Administrator, to a revocable trust.

(c) Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant to whom the Award is granted. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock. All Restricted Stock Unit awards shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Stock Award Agreement.

8.	PERFORMANCE-BASED AWARDS.

(a) Purpose. The purpose of this Article 8 is to provide the Administrator the ability to qualify Stock Awards other than Options as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 8 shall control over any contrary provision contained in Article 7; provided, however, that the Administrator may in its discretion grant Stock Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 8.

(b) Applicability. This Article 8 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article 7 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Stock Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified

Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Compliance with Laws and Regulations. This Plan, the grant and exercise of Stock Awards thereunder, and the obligation of the Company to sell, issue or deliver Award Shares under such Stock Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Award Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Award Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Award Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Award Shares shall be issued and/or transferable under any other Stock Award unless a registration statement with respect to the Award Shares underlying such Stock Award is effective and current or the Company has determined that such registration is unnecessary.

10.	USE OF PROCEEDS.

Proceeds from the sale of Award Shares shall constitute general funds of the Company and shall be used for general operating capital of the Company.

11.	ADJUSTMENTS UPON CHANGE IN COMMON STOCK.

If any change is made in the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, exchange of shares, change in corporate structure or other distribution of the Company’s equity securities), the Plan and all outstanding Stock Awards will be appropriately adjusted in the class and maximum number of shares subject to the Plan and the class and number of shares and price per share of Common Stock subject to outstanding Stock Awards. Such adjustment shall be made by the Administrator, the determination of which shall be final, binding and conclusive.

12.	ADJUSTMENTS UPON CHANGE IN CONTROL.

(a) The Administrator shall have the discretion to provide in each Stock Award Agreement the terms and conditions that relate to (i) vesting of such Stock Award in the event of a Change in Control, and (ii) assumption of such Stock Award Agreements or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Stock Award Agreement.

(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the aggregate exercise price of the vested Option Shares. If in such case the aggregate exercise price of the vested Option Shares is greater than or equal to the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares had the Option been exercised immediately prior to the Change in Control, then the Option shall be cancelled and Optionee shall receive no payment for such Option Shares. Upon such purchase, exchange or cancellation, the Option shall be terminated and Optionee shall have no further rights with respect to such Option.

(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

13. ACCELERATION OF EXERCISABILITY AND VESTING.

The Administrator shall have the power to accelerate the time at which any or all Stock Awards may first be exercised or the time during which any or all Stock Awards or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in any Stock Award stating the time at which it may first be exercised or the time during which it will vest. By approval of the Plan, the Company’s stockholders consent to any such accelerations in the Administrator’s sole discretion.

14.	DISSOLUTION OR LIQUIDATION.

In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

15.	MISCELLANEOUS.

(a) Stockholder Rights. Neither a Participant nor any person to whom a Stock Award is transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Award Shares unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Company has duly issued a stock certificate for such Award Shares.

(b) No Employment or Other Service Rights. Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws or Certificate of Incorporation of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and any Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(d) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award, provided that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(e) Compliance with Section 409A of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date (as defined in Section 18 below). Notwithstanding any provision of the Plan or Stock Award to the contrary, in the event that following the Effective Date the Administrator determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award; or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

16.	AMENDMENT OF THE PLAN.

(a) In General. The Administrator at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:

(i) Increase the number of shares reserved for Stock Awards under the Plan, except as provided in Section 11 relating to adjustments upon changes in Common Stock;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

(b) Amendment to Maximize Benefits. It is expressly contemplated that the Administrator may amend the Plan in any respect the Administrator deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.

(c) No Impairment. The rights and obligations under any Stock Award granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Stock Award was granted and such person consents in writing; provided, however, that notwithstanding anything to the contrary in this Section 16 or elsewhere in this Plan, no such consent shall be required with respect to any amendment or alteration if the Administrator determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Stock Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

17. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Termination or Suspension. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 9, 2027 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier), and no Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Stock Awards and Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

(b) No Impairment. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as otherwise provided herein or with the consent of the person to whom the Stock Award was granted.

18.	EFFECTIVE DATE OF PLAN.

The Plan became effective on October 10, 2017, which is the date that the Plan was originally adopted by the Board (the “Effective Date”).

19.	NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.	LIABILITY OF THE COMPANY.

The Company and the members of the Board shall not be liable to a Participant or any other persons as to: (a) the non-issuance or non-transfer, or any delay of issuance or transfer, of any Award Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Award Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares and, in furtherance thereof, appropriate legends may be placed on the stock certificates evidencing Award Shares to reflect such transfer restrictions; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Stock Award granted hereunder.

21.	CHOICE OF LAW.

The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

ATTACHMENT I

OPTION AGREEMENT

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

ONE STOP SYSTEMS, INC. 2017 EQUITY INCENTIVE PLAN

Effective as of October 10, 2017

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (“Option Agreement”), One Stop Systems, Inc., a Delaware corporation (the “Company”) has granted to Optionee an option under its 2017 Equity Incentive Plan (the “Plan”), to purchase the number of shares of the Company’s Common Stock indicated in Optionee’s Grant Notice, at the exercise price indicated in such Grant Notice. This Option Agreement is incorporated by reference into and made a part of the Grant Notice. Whenever capitalized terms are used in this Option Agreement, they shall have the meaning specified (i) in the Plan, (ii) in the relevant Grant Notice, or (iii) below, unless the context clearly indicates to the contrary.

The details of the Option granted to Optionee are as follows:

1. Term of Option. Subject to the maximum time limitations in Sections 5(b) and 6(a) of the Plan, the term of the Option shall be the period commencing on the Date of Grant and ending on the Expiration Date (as defined in the Grant Notice), unless terminated earlier as provided herein or in the Plan.

2. Exercise Price. The Exercise Price of the Option granted hereby shall be as provided in the Grant Notice.

3. Exercise of Option.

(a) The Grant Notice sets forth the rate at which the Option Shares shall become subject to purchase (“vest”) by Optionee.

(b) In the event of a Change in Control of the Company, except as otherwise may be provided in the Plan or Grant Notice, the vesting of the Option shall not accelerate, and the Option shall terminate if not exercised (to the extent then vested and exercisable) at or prior to such Change in Control.

(c) Optionee shall exercise the Option, to the extent exercisable, in whole or in part, by sending written notice to the Company on a Notice of Exercise in the form attached to the Grant Notice of his or her intention to purchase Option Shares hereunder, together with a check in the amount of the full purchase price of the Option Shares to be purchased, or such other form of payment as permitted by the Grant Notice. Except as otherwise consented to by the Company, Optionee shall not exercise the Option at any one time with respect to less than five percent (5%) of the total Option Shares set forth in the Grant Notice unless Optionee exercises all of the Option then vested and exercisable.

(d) If the Option is an Incentive Stock Option, by Optionee’s exercise of the Option, Optionee agrees that he or she will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two (2) years after the date of the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option.

(e) Optionee agrees to complete and execute any additional documents which the Company reasonably requests that Optionee complete in order to comply with applicable federal, state and local securities laws, rules and regulations.

(f) Subject to the Company’s compliance with all applicable laws, rules and regulations relating to the issuance of such Option Shares and Optionee’s compliance with all the terms and conditions of the Grant Notice, this Option Agreement, and the Plan, the Company shall promptly deliver the Option Shares to Optionee.

(g) Except as otherwise provided herein or in the Plan, the Option may be exercised during the lifetime of Optionee only by Optionee.

(h) In the event that Optionee is an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), Optionee may not exercise his or her Option until the later of (i) the date that he or she shall have completed at least six (6) months of service to the Company measured from the Date of Grant specified in Optionee’s Grant Notice, or (ii) the date set forth in the Grant Notice for when the Option is first exercisable.

4. Exercise Prior to Vesting (“Early Exercise”). If expressly permitted by the Grant Notice and subject to the provisions of this Option Agreement, Optionee may, at any time that is both (i) prior to a Termination of Service; and (ii) prior to the Expiration Date, elect to exercise all or part of the Option, including the nonvested portion of the Option; provided, however, that:

(a) a partial exercise of the Option shall be deemed to cover first any vested Option Shares and then the earliest vesting installment(s) of unvested Option Shares;

(b) any Option Shares so purchased from installments which have not vested as of the date of exercise shall be subject to a purchase option in favor of the Company, pursuant to an Early Exercise Stock Purchase Agreement in form satisfactory to the Company;

(c) Optionee shall enter into the Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) as provided in the Plan, if the Option is an Incentive Stock Option, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which the Option plus all other Incentive Stock Options held by Optionee are exercisable for the first time during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof

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that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

5. Option Not Transferable. The Option granted hereunder shall not be transferable in any manner other than as provided in Section 6(d) of the Plan. More particularly (but without limiting the foregoing), the Option may not be assigned, transferred (except as expressly provided in the Plan), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6. Termination of Option.

(a) To the extent not previously exercised, the Option shall terminate on the Expiration Date; provided, however, that except as otherwise provided in this Section 6, the Option may not be exercised more than sixty (60) days after the Termination of Service of Optionee for any reason (other than for Cause, as defined below, or upon Optionee’s death or Disability). Within such sixty (60)-day period, except as may otherwise be specifically provided in this Option Agreement or any other agreement between Optionee and the Company which has been approved by the Board, Optionee may exercise the Option only to the extent the same was exercisable on the date of such termination and said right to exercise shall terminate at the end of such period.

(b) In the event of the Termination of Service of Optionee as a result of Optionee’s Disability, the Option shall be exercisable for a period of six (6) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that the Option was exercisable on the date of such termination.

(c) In the event of the Termination of Service of Optionee as a result of Optionee’s death, the Option shall be exercisable by Optionee’s estate (or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution) for a period of twelve (12) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that Optionee was entitled to exercise the Option on the date of death.

(d) In the event of the Termination of Service of Optionee for Cause (as defined below), unless otherwise determined by the Board, (A) the Option shall expire as of the date of the first occurrence giving rise to such termination or upon the Expiration Date, whichever is earlier; (B) Optionee shall have no rights with respect to any unexercised portion of the Option; and (C) any Option Shares issued in respect of the exercise of the Option on or after the date of the first act and/or event constituting Cause shall have occurred shall be deemed to have been issued in respect of an expired option, and shall thereupon be deemed null and void ab initio, and Optionee shall have no claims to, or rights in, any such Option Shares. “Cause” means with respect to Optionee, the occurrence of any of the following events, as reasonably determined by the Board in each case: (i) Optionee’s commission of any felony or any crime

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involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Optionee’s commission, or attempted commission, of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate, or any of their respective employees, officers or directors; (iii) Optionee’s intentional, material violation of any contract or agreement between the Optionee and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) Optionee’s unauthorized use or disclosure of the Company’s or an Affiliate’s material confidential information or trade secrets; (v) Optionee’s gross misconduct in connection with Optionee’s service to the Company or an Affiliate; or (vi) Optionee’s failure to promptly return all documents and other tangible items belonging to the Company or its Affiliates in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon a Termination of Service for any reason. “Cause” shall not require that a civil judgment or criminal conviction have been entered against, or guilty plea shall have been made by, Optionee regarding any of the matters referred to in clauses (i) through (vi). Accordingly, the Board shall be entitled to determine “Cause” based on the its good faith belief. If the Optionee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief. Unless otherwise specifically provided in the Grant Notice, the foregoing definition of “Cause” shall apply for all purposes relating to the Option, notwithstanding any employment or other agreement by and between Optionee and the Company or any Affiliate thereof that defines a termination on account of “Cause” (or a term having similar meaning).

(e) Notwithstanding the foregoing, the Option is subject to earlier termination upon a Change in Control, as provided in Section 3(b) above and in Section 11 of the Plan, or upon the dissolution of the Company. If the Option will terminate in connection with a Change in Control, the Company shall provide written notice to Optionee of a proposed transaction constituting a Change in Control, not less than ten (10) days prior to the anticipated effective date of the proposed transaction.

(f) Notwithstanding anything herein to the contrary, no portion of any Option which is not exercisable by Optionee upon the Termination of Service of such Optionee shall thereafter become exercisable, regardless of the reason for such termination, except as may otherwise be specifically provided in this Option Agreement or any other agreement between Optionee and the Company which has been approved by the Board.

7. No Right to Continued Service. The Option does not confer upon Optionee any right to continue as an Employee or Director of, or Consultant to, the Company or an Affiliate, nor does it limit in any way the right of the Company or an Affiliate to terminate Optionee’s employment or other relationship with the Company or an Affiliate, at any time, with or without Cause.

8. Notice of Tax Election. If Optionee makes any tax election relating to the treatment of the Option Shares under the Internal Revenue Code of 1986, as amended, Optionee shall promptly notify the Company of such election.

9. Acknowledgments of Optionee. Optionee acknowledges and agrees that:

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(a) Although the Company has made a good faith attempt to qualify the Option as an incentive stock option within the meaning of Sections 421, 422 and 424 of the Code (if the Grant Notice provides that the Option is an Incentive Stock Option), the Company does not warrant that the Option granted herein constitutes an “incentive stock option” within the meaning of such sections, or that the transfer of Option Shares will be treated for federal income tax purposes as specified in Section 421 of the Code.

(b) Optionee shall notify the Company in writing within fifteen (15) days of each disposition (including a sale, exchange, gift or a transfer of legal title) of the Option Shares made within two years after the issuance of such Option Shares.

(c) If the Grant Notice provides that the Option is an Incentive Stock Option, Optionee understands that if, among other things, he or she disposes of any Option Shares granted within two years of the granting of the Option to him or her or within one year of the issuance of such shares to him or her, then such Option Shares will not qualify for the beneficial treatment which Optionee might otherwise receive under Sections 421 and 422 of the Code.

(d) Optionee and his or her transferees shall have no rights as a shareholder with respect to any Option Shares until the date of the issuance of a stock certificate evidencing such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of the Plan.

(e) Certificates representing Option Shares acquired pursuant to the exercise of Incentive Stock Options shall be imprinted with the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO THE LATER OF (A) TWO YEARS AFTER THE DATE OF GRANT OF SUCH ISO, OR (B) ONE YEAR AFTER THE DATE OF EXERCISE OF SUCH ISO. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO SUCH DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.

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10. Withholding Obligations. Whenever Option Shares are to be issued under the Option Agreement, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance and/or delivery of any certificate or certificates for such Option Shares.

11. No Obligation to Notify. The Company shall have no duty or obligation to Optionee to advise Optionee as to the time or manner of exercising the Option. Furthermore, except as specifically set forth herein or in the Plan, the Company shall have no duty or obligation to warn or otherwise advise Optionee of a pending termination or expiration of the Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of the Option granted to Optionee.

12. Miscellaneous.

(a) This Option Agreement shall bind and inure to the benefit of the parties’ heirs, legal representatives, successors and permitted assigns.

(b) This Option Agreement, the Grant Notice and the Plan, constitute the entire agreement between the parties pertaining to the subject matter contained herein and they supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Option Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Option Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. In the event there exists any conflict or discrepancy between any of the terms in the Plan and this Option Agreement, the terms of the Plan shall be controlling. A copy of the Plan has been delivered to Optionee and also may be inspected by Optionee at the principal office of the Company.

(c) Should any portion of the Plan, the Grant Notice or this Option Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Option Agreement and shall not affect the remainder hereof.

(d) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal executive office, and to Optionee at the address set forth in the Company’s records, or at such other address as the Company or Optionee may designate by ten (10) days advance written notice to the other party hereto.

(e) This Option Agreement shall be construed according to the laws of the State of Delaware.

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ATTACHMENT II

2017 EQUITY INCENTIVE PLAN

ONE STOP SYSTEMS, INC.

STOCK OPTION GRANT NOTICE

2017 EQUITY INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, One Stop Systems, Inc. (the “Company”), hereby grants to the Optionee named below, a stock option (the “Option”) to purchase any part or all of the specified number of shares of its Common Stock (“Option Shares”), upon the terms and subject to the conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), at the specified purchase price per share without commission or other charge. The Option is granted pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement (the “Option Agreement”), promulgated under the Plan and in effect as of the date of this Grant Notice.

Optionee:
Date of Grant:
Vesting Commencement Date:
Number of Option Shares :
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:	Ten years after Date of Grant

1. Type of Grant:                     ☐ Incentive Stock Option1             ☐ Nonstatutory Stock Option

2. Exercise Schedule:               ☐ Same as Vesting Schedule         ☐ Early Exercise Permitted

3. Vesting Schedule: Except as otherwise provided in the Option Agreement, the number of Option Shares that are vested (disregarding any resulting fractional share) as of any date shall be determined as follows: (i) no Option Shares will be vested prior to the Vesting Commencement Date; (ii) on the Vesting Commencement Date and on each monthly anniversary of the Vesting Commencement Date, 1/36th of the Option Shares shall vest; provided, however, that there has not been a Termination of Service as of each such date. In no event will the Option become exercisable for any additional Option Shares after a Termination of Service.

Notwithstanding the foregoing, in the event of a Change in Control (as defined in Section 2 of the Plan):

(a) The right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 3 above) effective as of immediately prior to the consummation of the Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives (as defined below) are to be issued in exchange therefor, as provided in subsection (b) below.

(b) The vesting of this Option shall not accelerate if and to the extent that: (i) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Company’s Board of Directors in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable.

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

(c) If the provisions of subsection (b) above apply, then this Option, the new option or the New Incentives shall continue to vest as provided above for the remainder of the term of this Option in accordance with the provisions of the Option Agreement. However, in the event of an Involuntary Termination (as defined below) of Optionee’s service with the Company or the acquiring or successor entity (or parent thereof) within twelve (12) months following such Change in Control, then vesting of this Option, the new option or the New Incentives shall accelerate in full automatically effective upon such Involuntary Termination.

“Involuntary Termination” shall mean a Termination of Service by reason Optionee’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Optionee) for reasons other than Misconduct (as defined below).

“Misconduct” shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Optionee which affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) conduct on the part of Optionee which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (D) any illegal act by Optionee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Optionee, as evidenced by conviction or plea of nolo contendre thereof. The provisions of this paragraph shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

4. Payment:             By one or a combination of the following items (described in the Plan):

  ☐ By cash or check

  ☐ By net exercise, if the Company has established procedures for net exercise

5. Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement, and the Plan.

[signature page follows]

Further, by their signatures below, the Company and the Optionee agree that the Option is governed by this Grant Notice and by the provisions of the Plan and Option Agreement, both of which are attached to and made a part of this Grant Notice. Optionee acknowledges receipt of copies of the Plan and the Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. Optionee further acknowledges that, as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject, with the exception of options previously granted under the Plan.

ONE STOP SYSTEMS, INC.	OPTIONEE:

By:
Signature

Date:	Date:

Attachments: (I) Option Agreement; (II) 2017 Equity Incentive Plan; and (III) Notice of Exercise

ATTACHMENT III

NOTICE OF EXERCISE

ONE STOP SYSTEMS, INC.

2235 Enterprise Street, Suite #110

Escondido, CA 92029

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash or check payment delivered herewith:	$	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2017 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock (the “Shares”) issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Option Agreement, the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,